UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1347 N. Alma School Road

Suite 220

Chandler, Arizona 85224

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lead Independent Director.

On December 16, 2016, the Board of Directors (the “Board”) of Everspin Technologies, Inc. (the “Company”) appointed Geoffrey Tate as lead independent director. Mr. Tate has served as a member of the Board since August 2009.

Option Repricing

On December 16, 2016, the Board approved a repricing of 403,332 stock options (the “Options”) granted pursuant to the Company’s 2008 Equity Incentive Plan to certain officers, directors, employees and consultants of the Company. The Options each had an exercise price of $15.86 per share, which was reduced to $6.63 per share (the closing price of the Company’s publicly traded shares on the Nasdaq Global Market on December 16, 2016), and included Options held by certain directors and officers of the Company. The number of shares, vesting schedules and expiration period of the Options were not altered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: December 21, 2016

	By:	/s/ Phillip LoPresti
Phillip LoPresti
President and Chief Executive Officer